AMENDMENT
                            DATED FEBRUARY 29, 2008,
                                     TO THE
                       DISTRIBUTION PLAN - H-CLASS SHARES
                                       OF
                               RYDEX SERIES FUNDS,
                            DATED FEBRUARY 25, 2000,
                                   AS AMENDED

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                                    EXHIBIT A

                               RYDEX SERIES FUNDS
                       DISTRIBUTION FEES - H-CLASS SHARES

RYDEX SERIES FUNDS

      Mid-Cap 1.5x Strategy Fund
      Russell 2000(R) 1.5x Strategy Fund
      Europe 1.25x Strategy Fund
      Sector Rotation Fund
      Multi-Cap Core Equity Fund
      Absolute Return Strategies Fund
      Market Neutral Fund
      Hedged Equity Fund
      Large-Cap Value Fund
      Large-Cap Growth Fund
      Mid-Cap Value Fund
      Mid-Cap Growth Fund
      Inverse Mid-Cap Strategy Fund
      Small-Cap Value Fund
      Small-Cap Growth Fund
      Inverse Russell 2000(R) Strategy Fund
      Strengthening Dollar 2x Strategy Fund
      Weakening Dollar 2x Strategy Fund
      Real Estate Fund
      Commodities Strategy Fund
      S&P 500 Fund
      Russell 2000(R) Fund
      Essential Portfolio Moderate Fund
      Essential Portfolio Conservative Fund
      Essential Portfolio Aggressive Fund
      Managed Futures Strategy Fund
      High Yield Strategy Fund
      Inverse High Yield Strategy Fund
      International Rotation Fund
      International 2x Strategy Fund
      Inverse International 2x Strategy Fund
      Japan 2x Strategy Fund
      ALTERNATIVE STRATEGIES ALLOCATION FUND

DISTRIBUTION FEES

      Distribution Services......................twenty-five basis points (.25%)

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CALCULATION OF FEES

      Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                          ADDITIONS ARE NOTED IN BOLD.